SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Overseas Growth Fund          -- Class A Shares
Fiscal period ending: June 30, 1995
Inception date February 28, 1991:


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    Life

P   =  Initial Investment        $1,000  $1,000

ERV =  Ending Redeemable Value   $978.10  $1,386.71

T   =  Average Annual
       Total Return              -2.19%        +7.82%

                   *Life of fund, if less than 10 years

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Overseas Growth Fund          -- Class B Shares
Fiscal period ending: June 30, 1995
Inception date:  June 1, 1994


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    Life

P   =  Initial Investment        $1,000  $1,000

ERV =  Ending Redeemable Value   $979.98  $993.50

T   =  Average Annual
       Total Return              -2.00%        -0.65%

                   *Life of fund, if less than 10 years

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Overseas Growth Fund          -- Class M Shares
Fiscal period ending: June 30, 1995
Inception date December 1, 1991:


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    Life

P   =  Initial Investment        $1,000

ERV =  Ending Redeemable Value   $997.17

T   =  Average Annual
       Total Return              -0.28%

                   *Life of fund, if less than 10 years